     As filed with the Securities and Exchange Commission on March 30, 2001

                                                          Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          GENENCOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   16-1362385
(State or other jurisdiction of                       (I.R.S Employer
incorporation or organization)                      Identification No.)

                               925 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
               (Address of Principal Executive Offices) (Zip Code)

                          GENENCOR INTERNATIONAL, INC.
                       EMPLOYEE RETIREMENT INVESTMENT PLAN

                            (Full title of the plan)

                                STUART L. MELTON
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          GENENCOR INTERNATIONAL, INC.
                               925 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                     (Name and address of agent for service)

                                  650-846-7500
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------- ------------------------- ------------------ ------------------ -------------
         Title of securities           Amount to be registered   Proposed maximum   Proposed maximum    Amount of
          to be registered                                        offering price        aggregate      registration
                                                                   per share(1)     offering price(1)      fee
-------------------------------------- ------------------------- ------------------ ------------------ -------------
Common Stock, par value $.01                   500,000                 $9.50           $4,750,000         $1,188
 per share
-------------------------------------- ------------------------- ------------------ ------------------ -------------

(1) Estimated in accordance with Rule 457(c), as of March 26, 2001, solely for the purpose of calculating the registration fee.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

          (b) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 26, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


         All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES

         Not required to be filed with this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the securities registered hereby has been passed upon by Stuart L. Melton, Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Melton owns approximately 217,500 shares of the Registrant's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers the Registrant to indemnify, subject to the standards set forth therein, any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving as such with respect to another entity at the request of the Registrant. The DGCL also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.
Section 8.1 of the Registrant's Bylaws provides that the Registrant will indemnify its officers and directors, and persons serving at its request as officers, directors, employees and agents of other entities, to the fullest extent indemnification may be permitted under Delaware law. The Registrant provides directors' and officers' liability insurance coverage for its directors and officers.

         Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article 8 of the Registrant's Restated Certificate of Incorporation provides for the elimination or limitation of personal liability set forth in clauses (i) through (iv) of Section 102(b)(7) of the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         Exhibits filed as part of this Registration Statement are listed on the Index to Exhibits located at page 7 hereof.

         The undersigned Registrant hereby undertakes that it has submitted the Employee Retirement Investment Plan and any amendments thereto (the "Plan") to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

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


ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated

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

by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 30th day of March, 2001.

                                               GENENCOR INTERNATIONAL, INC.

                                            By: /s/ Stuart L. Melton
                                                -------------------------------
                                                Stuart L. Melton
                                                Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 30th day of March, 2001.

SIGNATURE                                           TITLE


               *                         Director, President and
-------------------------------          Chief Executive Officer
W. Thomas Mitchell                       (Principal Executive Officer)


               *                         Senior Vice President and
-------------------------------          Chief Financial Officer
Raymond J. Land                          (Principal Financial Officer)


               *                         Vice President and Corporate Controller
-------------------------------          (Principal Accounting Officer)
Darryl L. Canfield

               *                         Director
-------------------------------
Soren Bjerre-Nielsen

               *                         Director
-------------------------------
James L. Chitwood

               *                         Director
-------------------------------
Bruce C. Cozadd

               *                         Director
-------------------------------
Juha Kurkinen

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

               *                         Director
-------------------------------
Robert H. Mayer

               *                         Director
-------------------------------
Joseph A. Mollica

               *                         Director
-------------------------------
David M. Pond

               *                         Director
-------------------------------
Norbert G. Riedel

               *                         Director
-------------------------------
James P. Rogers

*By: /s/ Stuart L. Melton
-------------------------------
Stuart L. Melton
Attorney-in-Fact


Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person who administers the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 30th day of March, 2001.

                                          GENENCOR INTERNATIONAL, INC.
                                          EMPLOYEE RETIREMENT INVESTMENT PLAN

                                      By: Genencor International, Inc.,
                                          Plan Administrator

                                      By:  /s/ Richard J. Ranieri
                                          --------------------------------------
                                          Richard J. Ranieri
                                          Senior Vice President, Human Resources




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


                                INDEX TO EXHIBITS


     4.1 Instruments defining the rights of securities holders, including indentures

          (a) Form of Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.3 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 333-36452) filed on July 24, 2000.

          (b) Form of Amended and Restated Bylaws is incorporated herein by reference to Exhibit 3.4 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 333-36452) filed on July 24, 2000.

          (c) Form of Specimen Common Stock Certificate is incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 333-36452) filed on July 24, 2000.

          (d) Note Agreement for the $140,000,000 6.82% Senior Notes due 2006 between the Company and the purchasers identified therein, dated March 28, 1996 is incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-36452) filed on June 26, 2000.

          (e) Line of Credit Offering Letter for a $30,000,000 Line of Credit between the Company and The Chase Manhattan Bank, dated May 4, 2000 is incorporated herein by reference to Exhibit 4.3 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-36452) filed on June 26, 2000.

          (f) $10 million Promissory Note by the Company in favor of Gist-Brocades International B.V., dated June 2, 1995 is incorporated herein by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-36452) filed on June 26, 2000.

      5.1+ Opinion of Stuart L. Melton

     23.1+ Consent of Stuart L. Melton (included as part of Exhibit 5.1)

     23.2+ Consent of Independent Accountants

     24.1+ Power of Attorney

     99.1+ Sixth Amendment and Restatement of the Genencor International, Inc.
           Employee Retirement Investment Plan

   --------------
   +  Filed herewith.


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